ADMINISTRATION AGREEMENT


     THIS ADMINISTRATION AGREEMENT is made as of October 1, 1995 by and between Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the "Administrator"), and GAM Funds Inc. on behalf of each of the portfolios listed on Schedule A attached hereto, as the same may be amended from time to time (each a "Fund" and, collectively, the "Fund" or "Funds").


     WHEREAS, the Funds are registered as management investment companies under the

     Investment Company Act of 1940, as amended (the " 1940 Act"); and

     WHEREAS, the Funds desire to retain the Administrator to render certain administrative services to the Funds, and the Administrator is willing to render such services.


     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


     1. EMPLOYMENT OF ADMINISTRATOR. Each of the Funds hereby employs and appoints the Administrator to act as its administrator on the terms set forth in this Agreement, and the Administrator accepts such appointment.


     2. DELIVERY OF DOCUMENTS. Each Fund will (i) furnish the Administrator with properly certified or authenticated copies of resolutions of the Fund's Board of Directors or Trustees authorizing the appointment of the Administrator to provide certain administrative services to the Fund and approving this Agreement; (ii) provide the Administrator with any other documents or resolutions (including but not limited to directions or resolutions of the Fund's Board of Directors or Trustees) which relate to or affect the Administrator's performance of its duties hereunder or which the Administrator may reasonably request; and (iii) notify the Administrator promptly of any matter affecting the performance by the Administrator of its services under this Agreement.


     3. DUTIES AS ADMINISTRATOR. Subject to the supervision and direction of the Board of

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Directors or Trustees of a Fund, the Administrator will perform the following services:

     (1) Accumulate information for and, subject to approval by the Fund's Treasurer, prepare reports to the Fund's shareholders of record as set forth in Rule 30d-1 of the 1940 Act or as agreed upon in writing from time to time between the parties hereto;

     (2) Prepare and file the Securities and Exchange Commission's Form N-SAR and Rule 24f-2 Notice;

     (3) Consult with the Fund's Treasurer on financial matters relating to the Fund including without limitation dividend distributions, expense proformas, expense accruals and other matters, including payment of expenses, as shall from time to time be agreed upon by the parties;

     (4) Assist the investment adviser for the Fund (the "Adviser"), at the Adviser's request, in monitoring and developing compliance procedures for the Fund which will include, among other matters, procedures to assist the Adviser in monitoring compliance with the Fund's investment objectives, policies and restrictions, tax matters and applicable laws and regulations and performing certain monthly compliance tests, to the extent relevant information is available to the Administrator in the performance of its functions as the Fund's net asset value calculation agent;

     (5) Assist the Fund's Treasurer in the preparation of quarterly reporting to the Fund's Board of Directors or Trustees including brokerage allocation reporting and reporting required under Rules 17a-7 and 17e-1 of the 1940 Act;

     (6) Assist the Fund's Treasurer, officers and Adviser in such other matters as the Fund and the Administrator shall from time to time agree;

     (7) Report monthly to the Fund's Treasurer on compliance of the Fund's fidelity bond coverage with Rule 17g-1 of the 1940 Act; and

     (8) Report monthly to Treasurer on comparison of the Fund's actual shares outstanding with its authorized shares.

     In performing its duties and obligations hereunder, the Administrator will act in accordance with each Fund's Articles of lncorporation or Declaration of Trust, By-Laws and Prospectus and with the Proper Instructions of its Board of Directors or Trustees, Treasurer and any other authorized person as from time to time delivered to the Administrator by the Fund. It is

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agreed and understood, however, that the Administrator shall not be responsible for compliance of a Fund's investments with any applicable documents, laws or regulations, or for losses, costs or expenses arising out of a Fund's failure to comply with said documents, laws or regulations or a Fund's failure or inability to correct any non-compliance therewith.


     4. EXPENSES AND COMPENSATION. For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, each Fund shall pay the Administrator for its services rendered pursuant to this Agreement an administration fee based on such fee schedule as may from time to time be agreed upon in writing by the Funds and the Administrator. In addition to such fee, the Administrator shall bill each Fund separately for any out-of-pocket disbursements of the Administrator. Out-of-pocket disbursements shall include, but shall not be limited to, postage, including courier services; telephone; telecommunications; printing, duplicating and photocopying charges; forms and supplies; filing fees; legal expenses; and travel expenses. The foregoing fees and disbursements shall be billed to each Fund by the Administrator and shall be paid promptly by wire transfer or other appropriate means to the Administrator.



     5. LIMITATION OF LIABILITY. (a) The Administrator shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform or delays in performance by postal or courier services or third-party information providers. The Administrator shall also incur no liability under this Agreement if the Administrator or any agent or entity utilized by the Administrator shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond its control, including but not limited to (x) any Sovereign Risk, or (y) any provision of any present or future law, regulation or order of the United States or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency, or (z) any provision of any order or judgment of any court of competent jurisdiction. A "Sovereign Risk" shall mean any nationalization; expropriation; devaluation; revaluation; confiscation; seizure; cancellation; destruction; strike;

                                      -3-

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act of war, terrorism, insurrection or revolution; or any other act or event beyond the Administrator's control.

     (b) Notwithstanding any other provision of this Agreement, the Administrator shall not be held accountable or liable for any losses, damages or expenses a Fund or any shareholder or former shareholder of a Fund or any other person may suffer or incur arising from acts, omissions, errors or delays of the Administrator in the performance of its obligations and duties hereunder, including without limitation any error of judgment or mistake of law, except a damage, loss or expense resulting from the Administrator's willful malfeasance, bad faith or gross negligence in the performance of such obligations and duties. The Administrator shall in no event be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction. Each Fund hereby agrees to indemnify the Administrator against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, not resulting from the willful malfeasance, bad faith or gross negligence of the Administrator in the performance of such obligations and duties.

     The Administrator shall in no event be liable or responsible to a Fund, any present or former shareholder of a Fund or any other person for any error or delay which continued or was undetected after the date of an audit performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit. It is also agreed that, in the event of an act, omission, error or delay which leads to losses, costs or expenses for which the Administrator may be liable, the Fund and the Administrator will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former shareholders, in order that the Administrator's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Administrator, the Fund and the Administrator will consider such relevant factors

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as the amount of the loss involved, the Fund's desire to avoid loss of shareholder good will, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former shareholders might have obtained by reason of the error, and the possibility that other parties providing services to the Fund might be induced to absorb a portion of the loss incurred.

     (c) Notwithstanding anything else in this Agreement to the contrary, the Administrator's entire liability to any one Fund for any loss or damage arising or resulting from its performance hereunder or for any other cause whatsoever, and regardless of the form of action, shall be limited to that Fund's actual and direct out-of-pocket expenses and losses which are reasonably incurred by the Fund. In no event and under no circumstances shall the Administrator or a Fund be held liable to the other party for consequential or indirect damages, loss of profits, damage to reputation or business or any other special damages arising under or by reason of any provision of this Agreement or for any act or omission hereunder.


     6. RELIANCE BY THE ADMINISTRATOR ON PROPER INSTRUCTIONS AND OPINIONS OF COUNSEL AND OPINIONS OF CERTIFIED PUBLIC ACCOUNTANTS. (a) The Administrator shall not be liable for, and shall be indemnified by the Fund against any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Proper Instructions believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

     Proper Instructions shall include a written request, direction, instruction or certification signed or initialed on behalf of the Fund by one or more persons as the Board of Trustees or Directors of the Fund shall have from time to time authorized. Those persons authorized to give Proper Instructions may be identified by the Board of Trustees or Directors by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Proper Instructions on behalf of the Fund. Telephonic or other oral instructions or instructions given by telefax transmission may be given by any one of the above persons and will also be considered Proper Instructions if the Administrator believes them to have


                                       -5-


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been given by a person authorized to give such instructions with respect to the transaction involved.

     With respect to telefax transmissions, the Fund hereby acknowledges that
(i) receipt of legible instructions cannot be assured, (ii) the Administrator cannot verify that authorized signatures on telefax instructions are original, and (iii) the Administrator shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions. Each Fund agrees that such telefax instructions shall be conclusive evidence of the Fund's Proper Instruction to the Administrator to act or to omit to act.

     Proper Instructions given orally will be confirmed by written instructions in the manner set forth above, including by telefax, but the lack of such confirmation shall in no way affect any action taken by the Administrator in reliance upon such oral instructions. The Fund authorizes the Administrator to tape record any and all telephonic or other oral instructions given to the Administrator by or on behalf of the Fund (including any of its officers, Directors, Trustees, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Proper Instructions on behalf of the Fund to the Administrator.)

     (b) The Administrator may consult with its counsel or the Fund's counsel in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of its counsel or of a Fund's counsel.

     (c) The Administrator may consult with a certified public accountant or a Fund's Treasurer in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of such certified public accountant or of a Fund's Treasurer.


     7. TERMINATION OF AGREEMENT. (a) This Agreement shall continue in full force and effect until terminated by the Administrator or a Fund by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than ninety

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(90) days after the date of such delivery or mailing. In the event a termination notice is given by a party hereto, all expenses associated with the movement of records and materials and the conversion thereof shall be paid by the Fund for which services shall cease to be performed hereunder. The Administrator shall be responsible for completing all actions in progress when such termination notice is given unless otherwise agreed.

     Notwithstanding anything in the foregoing provisions of this clause, if it appears impracticable in the circumstances to effect an orderly delivery of the necessary and appropriate records of the Administrator to a successor within the time specified in the notice of termination as aforesaid, the Administrator and the relevant Fund agree that this Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with a successor.

     (b) If a party hereto shall fail to perform its duties and obligations hereunder (a "Defaulting Party") resulting in material loss to another party ("the "Non-Defaulting Party"), the Non-Defaulting Party may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days' written notice of such termination to the Defaulting Party. If the Administrator is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of the Administrator with respect to payment for services performed prior to such termination or fights of the Administrator to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

     (c) This Section 7 shall survive any termination of this Agreement, whether for cause or not for cause.


     8. AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

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     In connection with the operation of this Agreement, the Funds and the
Administrator may agree in writing from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     The section headings and the use of defined terms in the singular or plural tenses in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.


     9. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts without giving effect to conflicts of laws principles.


     10. NOTICES. Notices and other writings delivered or mailed postage prepaid to a Fund addressed to such Fund c/o Global Asset Management (USA) Inc., 135 East 57th Street, New York, New York 10022, Attention: Treasurer or to such other address as the Fund may have designated to the Administrator in writing, or to the Administrator at 40 Water Street, Boston, MA 02109, Attention:
Manager, Fund Administration Department, or to such other address as the Administrator may have designated to the Funds in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.


     11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each Fund and the Administrator and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party.


     12. COUNTERPARTS. This Agreement may be executed in any number of counterparts

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each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.


     13. EXCLUSIVITY. The services furnished by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to furnish similar services to others.


     14. AUTHORIZATION. Each Fund hereby represents and warrants that the execution and delivery of this Agreement have been authorized by such Fund's Board of Directors or Trustees and that this Agreement has been signed by an authorized officer of such Fund.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.



BROWN BROTHERS HARRIMAN & CO.               GAM FUNDS INC. ON BEHALF OF EACH OF
                                            THE PORTFOLIOS LISTED ON SCHEDULE A
                                            ATTACHED HERETO


By:                                         By:
   -------------------------------             ---------------------------------
   Name:  Stokley P. Towles                  Name:
   Title: Partner                            Title:

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


                                   SCHEDULE A
                                       TO
                            ADMINISTRATION AGREEMENT
                                    BETWEEN



                BROWN BROTHERS HARRIMAN & CO. AND GAM FUNDS INC.
                 ON BEHALF OF EACH OF THE FOLLOWING PORTFOLIOS


                          DATED AS OF OCTOBER 1, 1995


The following is a list of Portfolios for which the Administrator shall serve under an Administration Agreement dated as of October 1, 1995.


                                      FUND
                                      ----



                                 GAM International Fund
                                 GAM Global Fund
                                 GAM Pacific Basin Fund
                                 GAM North America Fund
                                 GAM Japan Capital Fund
                                 GAM Europe Fund
                                 GAM Asian Capital Fund
                                 GAMerica Capital Fund
                                 GAM Mid-Cap U.S. Fund



Dated as of -------------------



By:
    ---------------------------
    Name:
    Title:
    Date: